                                                                    Exhibit 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


As independent certified public accountants, we hereby consent to the incorporation by reference in this Form S-8 Registration Statement of our report dated February 13, 1998, except with respect to the matters discussed in Note 15, as to which the date is April 1, 1998, included in Travel Services International, Inc.'s Form 10-K for the year ended December 31, 1997, and to all references to our Firm included in this registration statement.


ARTHUR ANDERSEN LLP

   West Palm Beach, Florida
   May 14, 1998